UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, MA		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Award Grants

On June 2, 2022, as recommended by the compensation committee, the board of directors (“the Board”) of Aspen Aerogels, Inc. (the “Company”) granted 53,590 shares of restricted common stock, pursuant to a Performance-Based Restricted Stock Agreement (the “Agreement”), to each of the following employees (collectively, the “Grantees”):

Kelley W. Conte, Senior Vice President, Human Resources

George L. Gould, Chief Technology Officer

Virginia H. Johnson, Chief Legal Officer, General Counsel

Gregg R. Landes, Senior Vice President, Operations and Strategic Development

Ricardo C. Rodriguez, Senior Vice President, Chief Financial Officer

Keith Schilling, Senior Vice President, Technology

Corby Whitaker, Senior Vice President, Sales and Marketing

These grants are intended to encourage ownership of shares by employees and their alignment with the longer-term value of the Company and its shareholders, retain the Grantees, and reward the Grantees for their performance, in accordance with the purposes of the 2014 Employee, Director and Consultant Equity Incentive Plan (the “2014 Plan”).

In order for a tranche of this award to vest, both time and performance vesting conditions must be satisfied. For the time vesting condition, a tranche will vest at the later of (i) three years from the grant date or (ii) one year from the date when an applicable performance hurdle is achieved, subject to a maximum five-year vesting period for shares with respect to which the performance hurdle has been achieved. With respect to the performance vesting condition, as noted in the table below, there are three tranches with different share price hurdles and a five-year total performance period. If a share price hurdle is not met after five years, the applicable tranche is forfeited. The share price hurdle is met by reference to a 30-day volume weighted average price (VWAP) that is maintained for 60 days. In the event of a Change of Control Sale of the Company, as defined in the Agreement, the share price hurdle is valued based on the per share value received by the Company’s shareholders, with cash consideration valued at par, any publicly traded securities received as consideration valued at their 60-day VWAP as of the closing date of the Change of Control Sale of the Company, and any securities that are not publicly traded or for which a 60-day VWAP cannot be valued by the Board. Any of the tranches below could be earned at any point over the five-year period.

Tranche	Performance Shares Weight	Share Price Hurdle
Tranche 1	34%	$43.33
Tranche 2	33%	$64.99
Tranche 3	33%	$86.65

In the event of a Change of Control Sale of the Company, a portion, capped at 100%, of the next unearned tranche would be earned in proportion to the excess of the Change of Control Sale of the Company price above $18.66, and any unearned tranches would be forfeited. The calculation of the earned portion of the next unearned tranche would be based on the following formula:

•	The numerator would be the excess of the Change of Control Sale of the Company price over $18.66.

•	The denominator would be:

•	The difference between the Tranche 1 share price hurdle and $18.66, for Tranche 1

•	The difference between the Tranche 2 share price hurdle and $18.66, for Tranche 2

•	The difference between the Tranche 3 share price hurdle and $18.66, for Tranche 3

In the event of a Change of Control Sale of the Company, any earned shares would continue to be subject to the time-based vesting condition, provided, however, that if the successor company in the Change of Control Sale of the Company did not assume the Company’s obligations under the Agreement, all earned shares would become vested as of immediately prior to the closing of the Change of Control Sale of the Company.

In the event the Company terminates a Grantee’s service as an employee, director, or consultant of the Company for Cause or if the Board determines, within one year after the Grantee is terminated, that either prior or subsequent to the Grantee’s termination that the Grantee’s engaged in conduct that would constitute Cause, or if the Grantee’s resigns without Good Reason, all shares granted pursuant to this award that remain unvested will be forfeited to the Company immediately as of the time the Grantee is notified that the Grantee has been terminated for Cause, that the Grantee engaged in conduct that would constitute Cause, or as of the effective time of the Grantee’s resignation without Good Reason.

In the event the Company terminates a Grantee without Cause or a Grantee resigns for Good Reason, or in the event of a Grantee’s death or disability, all earned shares for which the performance vesting condition has been met and which are subject to the continued time vesting condition will vest. Further, in the event the Company terminates a Grantee without Cause or the Grantee resigns for Good Reason, a pro rata fraction, capped at 100%, of the next unearned tranche will be earned and vest based on the following formula. Any other unearned tranches will be forfeited.

•	The numerator would be the excess of the 60-day VWAP of the Company’s common stock on a national securities exchange on the termination date over the opening price for that tranche.

•	The denominator would be:

•	The difference between the Tranche 1 share price hurdle and $18.66, for Tranche 1

•	The difference between the Tranche 2 share price hurdle and the Tranche 1 share price hurdle, for Tranche 2

•	The difference between the Tranche 3 share price hurdle and the Tranche 2 share price hurdle, for Tranche 3

Otherwise, in the event a Grantee is no longer an employee, director, or consultant of the Company or an affiliate prior to the achievement of a performance goal listed above, or the Company does not achieve a performance goal by the fifth anniversary of the grant date, the Grantee will immediately forfeit to the Company the number of shares granted that have not yet vested pursuant to the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2022	Aspen Aerogels, Inc.

	By:	/s/ Ricardo C. Rodriguez
	Name:	Ricardo C. Rodriguez
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

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